Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224408; 333-233524; and No. 333-236029) and Form S-8 (No. 333-227704 and No. 333-260244) of Coda Octopus Group, Inc. of our report dated February 14, 2022, with respect to the consolidated financial statements as of and for the years ended October 31 2021 and 2020, of Coda Octopus Group, Inc. which are part of this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC
Frazier & Deeter, LLC
Tampa, Florida
February 14, 2022